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                                                                    EXHIBIT 10.3
                              INSTRUMENT AMENDING

                             RESTRICTED STOCK PLAN

                                       OF

                         LYONDELL PETROCHEMICAL COMPANY



LYONDELL PETROCHEMICAL COMPANY hereby amends the Restricted Stock Plan of Lyondell Petrochemical Company, effective September 1, 1995, as follows:

Section 5, Terms and Conditions of Restricted Shares, subsection (b), Restricted Period, is amended to read as follows:

Section 5  Terms and Conditions of Restricted Shares

     (b) Restricted Period. The Restricted Period shall begin on the date of the grant and shall continue for a period of time determined on the date of the grant, subject to the following conditions: (i) The Restricted Period for a grant to a Value Share Plan Participant shall lapse on December 15 of each year following the grant as to one third of the grant of Restricted Shares, until, on December 15 of the third year following the grant, the Restricted Period has totally lapsed as to all Restricted Shares for that particular grant; and (ii) The Restricted Period for a grant to Participants who are not Value Share Plan Participants shall not be less than the Restricted Period for a grant to Value Share Plan Participants.



IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on August 28, 1995.

ATTEST:                      LYONDELL PETROCHEMICAL COMPANY

By: /s/ Gerald A. O'Brien       By: /s/ Richard W. Park
   ---------------------        -------------------------------
     Assistant Secretary        Richard W. Park
                                Vice President, Human Resources